EXHIBIT 99

This Current Report on Form 8-K includes supplemental unaudited historical business segment information and consolidated income information that reflects the following:

●	Changes in the measure of segment operating performance used by 3M’s chief operating decision maker
●	Change in accounting principle for determining net periodic pension and postretirement plan cost

The Company did not operate using this measure of segment operating performance or employ this accounting principle for determining net periodic pension and postretirement plan cost in periods prior to the first quarter of 2021 and will begin to report comparative results under this basis with the filing of its Quarterly Report on Form 10-Q for the quarter ending March 31, 2021. Until 3M’s interim financial statements as of and for the quarter ending March 31, 2021 are issued, amounts on the updated basis are not in accordance with U.S. GAAP and, as a result, are considered non-GAAP measures. The Company is furnishing this information as it believes it is useful to investors to aid in understanding, on a timely basis, the impacts of these changes on historical periods as they prepare to consider 3M’s future results on the updated basis.

The information contained in this Current Report shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act.

Changes in the measure of segment operating performance used by 3M’s chief operating decision maker (CODM)

Note 19 to 3M’s consolidated financial statements in its 2020 Annual Report on Form 10-K describes 3M’s business segments and measure of segment operating performance used by 3M’s CODM. As discussed therein, the measure of segment operating performance includes dual credit for certain related operating income and excludes certain expenses and income that are not allocated to business segments and instead reflected in Corporate and Unallocated.

Effective in the first quarter of 2021, the measure of segment operating performance used by 3M’s CODM changed and, as a result, 3M’s disclosed measure of segment profit/loss (business segment operating income) will be updated for all comparative periods presented. The change to business segment operating income aligns with the update to how the CODM assesses performance and allocates resources for the Company’s business segments. The change included the following:

Changes in cost attribution

The extent of allocation and method of attribution of certain net costs were updated to result in fewer items remaining in Corporate and Unallocated and, instead, including them in 3M’s business segments’ operating performance. In aggregate, for example relative to 2020, this included ascribing approximately $454 million of net costs previously included in Corporate and Unallocated to various business segments as further reflected in the tables that follow.

Corporate and Unallocated operating income includes “special items” and “other corporate expense-net”. Special items include significant litigation-related charges/benefits, gain/loss on sale of businesses, and divestiture-related restructuring costs. Other corporate expense-net includes items such as net costs related to limited unallocated corporate staff and centrally managed material resource centers of expertise costs, certain litigation and environmental expenses largely related to legacy products/businesses not allocated to business segments, corporate philanthropic activity, and other net costs that 3M may choose not to allocate directly to its business segments. Other corporate expense-net also includes costs and income from contract manufacturing, transition services and other arrangements with the acquirer of the Communication Markets Division following its 2018 divestiture through 2019 and the acquirer of the former Drug Delivery business following its 2020 divestiture. Items classified as revenue from this activity are included in Corporate and Unallocated net sales. Because Corporate and Unallocated includes a variety of miscellaneous items, it is subject to fluctuation on a quarterly and annual basis.

Previously, a larger portion of ongoing corporate staff costs and costs associated with centrally managed material resource centers was retained in Corporate and Unallocated. In addition, portions of pension costs and costs associated with certain centrally managed but ongoing business-related legal matters, along with certain insurance-related costs, were retained in Corporate and Unallocated.

Continued alignment of customer account activity

As part of 3M’s regular customer-focus initiatives, the Company realigned certain customer account activity (“sales district”) to correlate with the primary divisional product offerings in various countries and reduce complexity for customers when interacting with multiple 3M businesses. This impacted the amount of dual credit certain business segments receive as a result of sales district attribution. For example relative to 2020, this included reducing operating income of individual business segments by approximately $13 million in aggregate along with similar decrease in the elimination of dual credit as further elaborated in the tables below.

These changes in the measure of segment operating performance have no impact on total 3M consolidated sales and operating income.

Change in accounting principle for determining net periodic pension and postretirement plan cost

In the first quarter of 2021, 3M changed the method it uses to calculate the market-related value of fixed income securities included in its pension and other postretirement plan assets. The market-related value is used to determine the expected return on plan assets and the amortization of net unamortized actuarial gains or losses expense components of net periodic benefit cost. The Company previously used the calculated value approach for all plan assets, deferring over three years the impact on these amounts of asset gains or losses that differed from expected returns. 3M changed to the fair value approach for calculating market-related value for the fixed income class of plan assets, which does not involve deferring the impact of excess plan asset gains or losses in the determination of these two components of net periodic benefit cost. 3M considers the use of the fair value approach preferrable to the calculated value approach as it results in a more current reflection of impacts of changes in value of these plan assets in the determination of net periodic benefit cost. Additionally, given the plans’ liability-driven investment strategy whereby the changes in value of the fixed income plan assets should offset changes in the value of the plans’ liabilities, this approach more closely aligns the expected return on plan assets expense component with the value reflected in the plans’ funded status. This change will be applied retrospectively to all periods presented within 3M’s financial statements, including those that will be included in 3M’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2021. The change does not impact consolidated operating income and net cash provided by operating activities but does impact the previously reported portion of pension and postretirement net periodic benefit cost (benefit) that is included within non-operating other expense (income) along with related consolidated income items such as net income and earnings per share. Other impacts include related changes to previously reported consolidated other comprehensive income, retained earnings, accumulated other comprehensive income (loss), and associated line items within the determination of net cash provided by operating activities. For classes of plan assets other than fixed income investments, the Company continues to use the calculated value approach to determine their market-related value.

3M expects the retrospective application of this change in accounting principle to increase (decrease) previously reported after-tax earnings per diluted share by $0.11, ($0.09), and $0.07 for the years ended December 31, 2020, 2019, and 2018, respectively. As described in the Overview section of Item 7 of 3M’s 2020 Annual Report on Form 10-K, in addition to reporting financial results in accordance with U.S. GAAP, the Company also provides non-GAAP measures that adjust for the impacts of special items (“adjusted” amounts). This change is expected to impact adjusted earnings per diluted share of the respective periods by the same amounts. Additional information is included in the tables that follow. 3M plans to further discuss the impact of this change during its quarterly earnings conference call on April 27, 2021 and in its Form 10-Q for the quarter ending March 31, 2021.

The tables below provide additional information with respect to the expected impact of the changes described above on previously reported segment information. 3M discloses business segment operating income as its measure of segment profit/loss, reconciled to both total 3M operating income and income before taxes. Additional information has been included with respect to other impacts of the change in accounting principle on total Company income.

Segment Operating Performance & Additional Total Company Income Information

	Updated basis (non-GAAP measure)								Total Year
													Updated basis
	First		Second		Third		Fourth		Previously		Impact of		(non-GAAP
Operating Income (Millions)	Quarter		Quarter		Quarter		Quarter		Reported		Changes		measure)
Safety and Industrial
2020	$694		$623		$774		$693		$3,054		$(270)		$2,784
2019	615		618		615		525		2,510		(137)		2,373
2018	726		702		677		546		2,860		(209)		2,651
Transportation and Electronics
2020	$464		$360		$514		$476		$1,927		$(113)		$1,814
2019	490		572		607		450		2,221		(102)		2,119
2018	624		640		698		567		2,643		(114)		2,529
Health Care
2020	$452		$301		$493		$544		$1,828		$(38)		$1,790
2019	441		472		442		441		1,858		(62)		1,796
2018	496		467		475		478		1,918		(2)		1,916
Consumer
2020	$265		$278		$343		$317		$1,249		$(46)		$1,203
2019	223		265		298		289		1,124		(49)		1,075
2018	227		277		297		256		1,084		(27)		1,057
Elimination of Dual Credit
2020	$(113)		$(119)		$(142)		$(147)		$(534)		$13		$(521)
2019	(96)		(96)		(108)		(99)		(409)		10		(399)
2018	(107)		(98)		(119)		(102)		(436)		10		(426)
Total business segment operating income			 		 		 		 		 		
2020	$1,762		$1,443		$1,982		$1,883		$7,524		$(454)		$7,070
2019	1,673		1,831		1,854		1,606		7,304		(340)		6,964
2018	1,966		1,988		2,028		1,745		8,069		(342)		7,727
Corporate and Unallocated
Special Items
2020	$(15)		$332		$—		$—		$317		$—		$317
2019	(540)		—		106		(214)		(648)		—		(648)
2018	(873)		401		—		(5)		(477)		—		(477)
Other corporate (expense) income - net
2020	$(84)		$(35)		$(73)		$(34)		$(680)		$454		$(226)
2019	3		(129)		51		(67)		(482)		340		(142)
2018	(86)		12		(12)		43		(385)		342		(43)
Total Corporate and Unallocated
2020	$(99)		$297		$(73)		$(34)		$(363)		$454		$91
2019	(537)		(129)		157		(281)		(1,130)		340		(790)
2018	(959)		413		(12)		38		(862)		342		(520)
Total Company operating income
2020	$1,663		$1,740		$1,909		$1,849		$7,161		$-		$7,161
2019	1,136		1,702		2,011		1,325		6,174		-		6,174
2018	1,007		2,401		2,016		1,783		7,207		-		7,207
Other expense (income), net
2020									$450		$(84)		$366
2019									462		69		531
2018									207		(59)		148
Income before income taxes
2020									$6,711		$84		$6,795
2019									5,712		(69)		5,643
2018									7,000		59		7,059
Additional total Company income information
Provision for income taxes
2020									$(1,318)		$(19)		$(1,337)
2019									(1,130)		16		(1,114)
2018									(1,637)		(13)		(1,650)
Net income attributable to 3M
2020									$5,384		$65		$5,449
2019									4,570		(53)		4,517
2018									5,349		46		5,395
Earnings per diluted share
2020									$9.25		$0.11		$9.36
2019									7.81		(0.09)		7.72
2018									8.89		0.07		8.96